UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2007
___________

BRONCO DRILLING COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51471 (Commission File Number)	20-2902156 (I.R.S. Employer Identification Number)
16217 North May Avenue, Edmond, Oklahoma (Address of principal executive offices)		73013 (Zip code)
(405) 242-4444 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS
Item 2.01. Completion of Acquisition of Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Consent of Clinton R. Kindell, CPA P.C.
Audited Financial Statements of Eagle Well Service, Inc.
Combined Pro Forma Financial Statements of Bronco Drilling Company, Inc.

Item 2.01. Completion of Acquisition of Disposition of Assets.

As previously reported in the Current Report on Form 8-K filed by Bronco Drilling Company, Inc. (the "Company")  on January 16, 2007 (the "Current Report") with the Securities and Exchange Commission (the "Commission"), on January 9, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BDC Acquisition Company, a wholly owned subsidiary of the Company (“Merger Sub”), Eagle Well Service, Inc. (“Eagle”), Kim Snell and the stockholders of Eagle (the “Eagle Stockholders”), pursuant to which Merger Sub was merged with and into Eagle (the “Merger”), with Eagle continuing as the surviving corporation and as a wholly-owned subsidiary of the Company. Under the terms of the Merger Agreement, in exchange for all of the issued and outstanding shares of common stock of Eagle, the Eagle Stockholders received, in the aggregate, (1) cash in the amount of $2,500,000 (the “Cash Consideration”) and (2) 1,070,390 shares of the common stock of the Company (the“Stock Consideration”). One million dollars of the Cash Consideration was placed in escrow as security for indemnity claims that may be made by the Company. As a result of the Merger, the Company also assumed debt, net of working capital, estimated at approximately $3.0 million.

    We are filing this Amendment No. 1 to the Current Report to include the audited financial statements and proforma financial information required under Item 9 of Form 8-K relating to the Merger as described in such Current Report. Attached as Exhibit 99.2 to this Current Report on Form 8-K are audited financial statements of Eagle as of and for the year ended July 31, 2006.

    Attached as Exhibit 99.3 to this Current Report on Form 8-K are unaudited pro forma combined financial statements which combine the operations of the Company and its consolidated subsidiaries and Eagle. The combined pro forma financial statements include a combined pro forma balance sheet as of September 30, 2006 and combined pro forma statements of operations for the nine months ended September 30, 2006 and year ended December 31, 2005. The accompanying notes to the combined pro forma financial statements reflect pro forma adjustments to remove the historical basis of assets of Eagle which were not acquired and to record the allocation of the purchase price to the assets acquired. The notes also reflect pro forma adjustments to the combined pro forma statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 which assume that the acquisition occurred on January 1, 2005. Adjustments were also made to increase interest and depreciation expense for the effect of the other pro forma adjustments.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited financial statements of Eagle Well Service, Inc. as of and for the year ended July 31, 2006 are filed herewith as Exhibit 99.2.

(b) Pro forma financial information.

Combined pro forma financial statements, reflecting the Company’s acquisition of Eagle Well Service, Inc., including a combined pro forma balance sheet as of September 30, 2006 and combined pro forma statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005, are filed herewith as Exhibit 99.3.

(d) Exhibits

Exhibit Number	Description
23.1*	Consent of Clinton R. Kindell, CPA P.C.
99.2*	Financial Statements as of July 31, 2006, together with Independent Auditor's Report, of Eagle Well Service, Inc.
99.3*	Unaudited Pro Forma Combined Financial Statements of Bronco Drilling Company, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: January 31, 2007	By: /s/ Zachary M. Graves Zachary M. Graves Chief Financial Officer

Exhibit Index

Exhibit Number	Description
23.1*	Consent of Clinton R. Kindell, CPA P.C.
99.2*	Financial Statements as of July 31, 2006, together with Independent Auditor's Report, of Eagle Well Service, Inc.
99.3*	Unaudited Pro Forma Combined Financial Statements of Bronco Drilling Company, Inc.

* Filed herewith.